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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 12, 2002

                             U.S. HOME SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                   0-18291                75-2922239
  (State or other jurisdiction       (Commission           (I.R.S. Employer
        of incorporation)            File Number)       Identification Number)


  750 State Highway 121 Bypass, Suite 170
            Lewisville, Texas                                  75067
  (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (214) 488-6300

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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     On June 12, 2002, U.S. Home Systems, Inc. (the "Company") held its 2002 Annual Meeting of Shareholders. The results of the ballots cast in person or by proxy at the Meeting are as follows:

     PROPOSAL I: For the election as director of all nominees listed below:

                                              FOR        AGAINST      ABSTAIN

     Murray H. Gross                       5,549,358       375         24,425
     David A. Yoho                         5,549,358       375         24,425
     Ronald I. Wagner                      5,549,358       375         24,425
     D.S. Berenson                         5,549,358       375         24,425
     Donald A. Buchholz                    5,549,358       375         24,425

     PROPOSAL II: Proposal to approve the amendments to the U.S. Home Systems, Inc. 2000 Stock Compensation Plan:

                        FOR         AGAINST     ABSTAIN

                     3,267,475      782,056      9,750

     As of April 30, 2002, the record date, there were 5,897,815 common shares issued and outstanding. A quorum consists of 33.33% of these shares outstanding, or 1,965,742 shares. The number of shares voting for proposal 1 by proxy or in person was 5,549,358. The number of shares voting for proposal 2 by proxy or in person was 3,267,475. The total number of shares voted was 5,574,158.

     Immediately following the Annual Meeting of Shareholders, the newly elected directors held their Annual Meeting. At the Annual Meeting of Directors, the following officers were elected to serve in the positions as indicated below until the next Annual Meeting of Directors or until their successors shall have been duly elected and qualified:

            Name               Age                             Position(s)
---------------------------   -----   --------------------------------------------------------------
Murray H. Gross                63     President, Chief Executive Officer and Chairman of the Board
                                      of Directors
Peter T. Bulger                42     Vice President and Chief Operating Officer
Steven L. Gross                39     Vice President - Marketing
Robert A. DeFronzo             47     Chief Financial Officer, Secretary and Treasurer

     As previously reported, the amendments to the Company's 2000 Stock Compensation Plan were approved by the shareholders at the Annual Meeting. The shareholders of the Company had previously authorized in January 2001, 3,000,000 shares available for options under the Plan with a restriction that the number of shares available for options be limited to 10% of the outstanding shares of common stock of the Company. The amendments as approved by the shareholders at the June 12, 2002 meeting provided for the number of shares of common stock in respect of which options may be granted under the Plan to be 3,000,000 shares without limitation and set the limit on the number of shares in respect of which options may be granted to any one person under the Plan to 300,000 shares during any single calendar year.

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     Even though the Company may grant options for up to 3,000,000 shares, the
Board voluntarily agreed to restrict the number of shares available for options under the Plan to 20% of the outstanding shares of common stock of the Company. The Board retained the authority to increase the number of shares available for options under the Plan from time to time as may be necessary in the future to provide ample shares for options under the Plan for the Company's employees, directors and advisers.

     The following resolutions were adopted by the Board of Directors relating to the Company's 2000 Stock Compensation Plan:

          RESOLVED, that the number of shares of common stock available for options under the Company's 2000 Stock Compensation Plan be and is hereby limited to 20% of the total number of outstanding shares of common stock from time to time.

          FURTHER RESOLVED, that the Board may at its discretion at any time in the future remove or revise the restriction on the number of shares available for options under the Plan.

          FURTHER RESOLVED, that the preparation and filing of a Registration Statement on Form S-8 to cover the shares underlying the 2000 Stock Compensation Plan be and the same is hereby authorized, approved and confirmed.

     Currently, the Company has 5,953,371 outstanding shares of common stock and with the restriction approved by the Board, the Company may grant options to purchase up to 1,190,674 shares of common stock under the 2000 Stock Compensation Plan. At June 12, 2002, options to purchase an aggregate of 570,582 shares had been granted under the Plan to officers, directors, managers, key employees and consultants.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on June 19, 2002 on its behalf by the undersigned, thereto duly authorized.

                                      U.S. HOME SYSTEMS, INC.


                                      By: /s/ Murray H. Gross
                                        --------------------------------------
                                        Murray H. Gross
                                        President and Chief Executive Officer

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